-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          --------------------------

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant   /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                              SENTO CORPORATION
   -------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


   -------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):


/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

-------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              SEPTEMBER 23, 1999

                               SENTO CORPORATION

     You are cordially invited to attend the Annual Meeting of Shareholders of Sento Corporation (the "Company"), which will be held on Thursday, September 23, 1999 at 10 a.m., at the Company's corporate offices located at 808 East Utah Valley Drive, American Fork, Utah 84003 (the "Annual Meeting"), for the following purposes, which are more fully described in the Proxy Statement accompanying this Notice:

     (i) To elect three directors of the Company, each to serve until the 2000 Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified;

     (ii) To consider and vote upon a proposal to adopt the Sento Corporation 1999 Omnibus Stock Incentive Plan;

     (iii) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on August 10, 1999 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the enclosed postage-prepaid envelope. Shareholders attending the Annual Meeting may vote in person even if they have returned a Proxy.

By Order of the Board of Directors


-----------------------------------------------
Stanley J. Cutler
Secretary


August 17, 1999

                                  IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY.

                              SENTO CORPORATION
                          808 EAST UTAH VALLEY DRIVE
                           AMERICAN FORK, UTAH 84003

                                ---------------

                                PROXY STATEMENT

                               -----------------

                         ANNUAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 23, 1999

SOLICITATION OF PROXIES

     This Proxy Statement is being furnished to the shareholders of Sento Corporation, a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company's common stock, par value $.25 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held Thursday, September 23, 1999 and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about August 17, 1999.

     The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Common Stock for the forwarding of solicitation materials to such beneficial owners and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.

                                    VOTING

RECORD DATE

     The Board of Directors has fixed the close of business on August 10, 1999 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 7,767,312 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Accordingly, 7,767,312 votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

PROXIES

     Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of each of the three director nominees; (ii) FOR the proposal to adopt the Sento Corporation 1999 Omnibus Stock Incentive Plan (the "Stock Incentive Plan"); and (iii) in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

     A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

REQUIRED VOTE

     A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or absence of a quorum. Under Utah corporate law and the Articles of Incorporation and Bylaws of the Company, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

     In the election of directors, the three nominees receiving the highest number of votes will be elected. For approval of the proposal to adopt the Sento Corporation 1999 Omnibus Stock Incentive Plan, the votes cast in favor of such proposal must exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will not have the effect of being considered as votes cast against any matter considered at the Annual Meeting.

                            ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     At the Annual Meeting, three directors of the Company constituting the entire Board of Directors are to be elected to serve until the next annual meeting of shareholders and until their successors shall be duly elected and qualified. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The three nominees receiving the highest number of votes at the Annual Meeting will be elected. Certain information with respect to each nominee for director is set forth below.


             NAME                  AGE                        POSITION                        DIRECTOR SINCE
-----------------------------      ---     -----------------------------------------------    --------------
Kieth E. Sorenson............      50      Chairman of the Board                                   1997

Arthur F. Coombs, III........      38      President, Chief Executive Officer and Director         1999

Gary B. Filler...............      58      Acting Chief Financial Officer and Director             1998

     KIETH E. SORENSON has served as Chairman of the Board of the Company since December 1, 1997. Mr. Sorenson served as President and Chief Executive Officer of the Company from December 1, 1997 to April 22, 1999. Prior to joining the Company, Mr. Sorenson was the founder of Truevision, Inc. (formerly RasterOps), a publicly traded multi-media, graphics and video company. From 1993 to 1997, he was a managing partner of Sorenson, Thomas & Co. and President, CEO and Chairman of Truevision, Inc., of which he currently serves as director. From 1979 to 1987, he was employed by Ramtek, Inc., a Silicon Valley pioneer in computer graphics as Vice President of Engineering and Product Marketing. He is also currently the owner of Avtronix, a private aviation electronics manufacturing company, and a director of Sumeria, a developer of CD-ROM titles.

     ARTHUR F. COOMBS, III has served as President, Chief Executive Officer and a director of the Company since April 22, 1999. From March 1998 until his appointment to his current position, Mr. Coombs served as Executive Vice President of Sento Technical Services Corporation, a wholly-owned subsidiary of the Company. Prior to joining the Company he served as Managing Director and Vice President over European Business Development for Sykes Enterprises, Inc., a worldwide provider of technical support services, for four years. He is an author of outsourcing and IT technical support methodologies and is a recognized speaker at IT and call center conferences. Mr. Coombs has worked for high-tech firms such as Hewlett-Packard, VLSI Research, and

Truevision, Inc. Mr. Coombs has extensive experience in supervising the delivery of technical support service in 14 languages to more than 25 countries.

     GARY B. FILLER has served as a director of the Company since August 1998 and as Acting Chief Financial Officer of the Company since March 1999. Prior to joining the Company, he was Senior Vice President and Chief Financial Officer of Diamond Multimedia Systems, Inc., a manufacturer of graphics boards and modems, from January 1995 to September 1996. From June 1994 to January 1995, Mr. Filler was a business consultant and private investor. From February 1994 until June 1994, he served as Executive Vice President and Chief Financial Officer of ASK Group, Inc., a computer systems company. Mr. Filler was Chairman of the Board of Seagate Technology, Inc., a manufacturer and distributor of data storage, retrieval and management products ("Seagate"), from September 1991 until October 1992, and was Vice Chairman of the Board of Seagate from October 1990 until September 1991. Mr. Filler currently serves as Co-Chairman of the Board of Seagate and as a director of Seagate Software, Inc., a subsidiary of Seagate.

COMMITTEES AND MEETINGS

     The Board of Directors formed a standing Audit Committee, the members of which were Craig I. Thomas, a former director of the Company who resigned in April 1999, and Gary B. Filler. The Audit Committee held no meetings during the fiscal year ended March 31, 1999. The Audit Committee's functions include the recommendation of the Company's independent auditor and the review of the Company's internal accounting and financial practices and controls and all services performed by the Company's independent auditor.

     The Board of Directors also formed a standing Compensation Committee, the members of which were Gary B. Filler and Walter W. Bregman, a former director of the Company who resigned in July 1999. The Compensation Committee held no meetings during the fiscal year ended March 31, 1999. The Compensation Committee currently serves as the committee that administers the Incentive Plan and the Company's 1996 Employee Stock Purchase Plan. In the absence of an acting Compensation Committee, the Board of Directors is currently administering the Incentive Plan and the Company's 1996 Employee Stock Purchase Plan.

     During the fiscal year ended March 31, 1999, the Board of Directors held six meetings. No director attended fewer than 75% of the total number of meetings of the Board and of the committees on which he served. The Company does not maintain a standing nominating committee of the Board of Directors.

DIRECTOR COMPENSATION

     Non-employee directors of the Company receive compensation of $1,500 for attendance at each Board meeting. All directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.

                              EXECUTIVE OFFICERS

     In addition to Messrs. Coombs and Filler, whose biographies are set forth above, certain biographical information is furnished below with respect to the following executive officers of the Company and its subsidiaries:

     KEITH D. BARR, 45, has served as the Company's Chief Information Officer since April 1998. He is responsible for the ongoing development of the Company's information technology strategy and managing its new technical services center. Prior to joining the Company, Mr. Barr worked for more than four years as the Director of International IT for Sykes Enterprises, Inc., leading the technical development from one call center of 35 employees to multiple call centers with 5,000 employees worldwide. Prior to joining Sykes Enterprises, Inc., Mr. Barr spent 20 years working for the U.S. Department of Defense and was the Chief of Information Systems at the military's largest base located in Shreveport, LA.

     STANLEY J. CUTLER, 57, has served as the Company's Controller since November 1999 and as the Corporate Secretary since July 1999. Previously he was interim Vice President of Finance for Portola Packaging, a manufacturer of closures for plastic containers with revenues of $200 million, from December 1997 to November 1998. Mr. Cutler served as Controller for Diamond Multimedia Systems, Inc., a multimedia and computer graphics and modem company, from January 1995 to November 1997. From July 1994 until December 1994, Mr. Cutler served as the acting Director of Finance for Media Vision Technology, Inc., a manufacturer of multimedia products. From February 1994 until July 1994, Mr. Cutler served as Director of Finance for ASK Group, Inc., a computer systems company, and has many years of experience as controller and vice president of finance for high-tech companies in Silicon Valley. Mr. Cutler is a certified public accountant and began his career in accounting at Peat Marwick Mitchell & Co. in San Francisco, California.


                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning the compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officers, as well as all other executive officers of the Company whose aggregate compensation for the fiscal year ended March 31, 1999 exceeded $100,000 (collectively, the "Named Executive Officers").

                                                                           LONG-TERM COMPENSATION
                                                                        ----------------------------
                                        ANNUAL COMPENSATION                    AWARDS        PAYOUTS
                               --------------------------------------   -------------------  -------
                                                                                    SECURI-
                                                              OTHER                   TIES                  ALL
                                                              ANNUAL    RESTRICTED   UNDER-                OTHER
                                                            COMPENSA-      STOCK     LYING     LTIP      COMPENSA-
          NAME AND                      SALARY     BONUS       TION      AWARD(S)   OPTIONS   PAYOUTS       TION
     PRINCIPAL POSITION        YEAR      ($)        ($)        ($)          ($)       (#)       ($)         ($)
---------------------------    ------  ---------  --------  ----------  ----------  -------  ---------  -----------
Kieth E. Sorenson              1999    120,000                  --          --         --         --        --
   Chief Executive Officer     1998     34,462    100,000       --          --         --         --        --
   and Chairman of the         1997
   Board (1)

Arthur F. Coombs, III          1999     99,154    100,000       --          --         --         --        --
   Executive Vice              1998                             --          --         --         --        --
   President(1)                1997

Robert K. Bench                1999    104,165     51,868       --          --         --         --        --
   Executive Vice President    1998    106,534                  --          --         --         --        --
   and  Chief Financial        1997
   Officer

Fred J. Allen                  1999     110,319                 --          --         --         --        --
  Executive Vice President     1998                             --          --         --         --        --
                               1997

John M. Wendel                 1999     69,231    60,000        --          --         --        --         --
  Executive Vice President     1998                             --          --         --        --         --
                               1997

--------------------------
(1) Mr. Sorenson served as the Chief Executive Officer of the Company throughout the fiscal year ended March 31, 1999. Upon Mr. Sorenson's resignation on April 22, 1999, Mr. Coombs was appointed to serve as the Company's Chief Executive Officer. Mr. Coombs served as Executive Vice President throughout the fiscal year ended March 31, 1999.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth individual grants of options to acquire shares of Common Stock made to the Named Executive Officers during the fiscal year ended March 31, 1999.

                                                                                       POTENTIAL REALIZABLE VALUE AT
                                                                                          ASSUMED ANNUAL RATES OF
                                                                                        STOCK PRICE APPRECIATION FOR
                                                                                                OPTION TERM
                                           PERCENT OF TOTAL
                                           OPTIONS GRANTED
                                OPTIONS    TO EMPLOYEES IN    EXERCISE     EXPIRATION
            NAME                GRANTED      FISCAL YEAR       PRICE          DATE            5%           10%
----------------------------   ----------  ---------------- ------------  ------------  ------------- -------------
Robert K. Bench (1)             200,000           20%          $3.75       Jul, 2006        $358,092   $  857,692

John M. Wendel (2)              300,000           30%          $3.75       Jul, 2006        $537,137   $1,286,537

Gary B. Filler                  100,000           10%          $1.50       Mar, 2009        $ 94,334   $  239,061

Gary B. Filler                   30,000            3%          $3.50       Aug, 2005        $ 29,010   $   64,104

-------------------
(1) The above options granted to Mr. Bench expired on June 27, 1999 (90 days after Mr. Bench's resignation as Chief Financial Officer).
(2) Of the above options granted to Mr. Wendel, options to acquire 215,000 shares of Common Stock were canceled on April 22, 1999 (the date of Mr. Wendel's resignation as Executive Vice President), and the remaining options to acquire 85,000 shares of Common Stock expired on July 21, 1999 (90 days after Mr. Wendel's resignation).

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

     The following table sets forth the aggregate value of unexercised options to acquire shares of Common Stock held by the Named Executive Officers on March 31, 1999 and the value realized upon the exercise of options during the fiscal year ended March 31, 1999.

                                                                                 NUMBER OF          VALUE OF UNEXERCISED
                                                                            UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                                                                             AT FY END 1999 (2)     AT FY END 1999($)(3)
                                                                           ---------------------  ------------------------
                                         SHARES ACQUIRED        VALUE           EXERCISABLE/            EXERCISABLE/
                NAME                       ON EXERCISE      REALIZED($)(1)     UNEXERCISABLE           UNEXERCISABLE
--------------------------------------   ---------------    -------------- ---------------------  ------------------------
Robert K. Bench (4)                              --               --           91,829/150,000            $13,804/--

Kieth E. Sorenson (5)                            --               --          368,188/536,812               --/--

John M. Wendel (6)                               --               --          75,000/225,000                --/--

Gary B. Filler                                   --               --          107,500/22,500              6,300/--

Fred J. Allen                                    --               --           44,860/35,619             8,781/2,927

-------------------
(1) Calculated based on the difference between the exercise price and the value of the shares as of the date acquired.
(2) Includes shares of Common Stock subject to options exercisable within 60 days of March 31, 1999.
(3) Calculated based on the difference between the exercise price and the price of a share of Common Stock on March 31, 1999. The price of the Common Stock on March 31, 1999 was $1.563 per share (as reported on the NASDAQ SmallCap Stock Market).
(4) In June 1999, Mr. Bench exercised options to acquire 41,829 shares of Common Stock. Mr. Bench's remaining options to acquire 250,000 shares of Common Stock expired on June 27, 1999 (90 days after Mr. Bench's resignation).
(5) Mr. Sorenson resigned as Chief Executive Officer on April 22, 1999, at which time options to acquire 900,000 shares of Common Stock were canceled.
(6) Mr. Wendel resigned as Vice President on April 22, 1999, at which time options to acquire 215,000 shares of Common Stock were canceled, and the remaining options to acquire 85,000 shares of Common Stock expired on July 21, 1999 (90 days after Mr. Wendel's resignation).

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     Kieth E. Sorenson resigned as Chief Executive Officer on April 22, 1999, a position he held since December 1, 1997. Upon his resignation, options previously granted to Mr. Sorenson to purchase 900,000 shares of Common Stock were canceled. Mr. Sorenson was granted options to purchase 100,000 shares of Common Stock in April of 1999 as incentive to remain in his capacity as Chairman of the Board. Mr. Sorenson has entered into a one-year consulting agreement with the Company, whereby he is paid $10,000 per month. The consulting agreement expires in April 2000.

     Upon Mr. Sorenson's resignation, Arthur F. Coombs, III accepted the position of Chief Executive Officer of the Company. Mr. Coombs is an "at will"
employee and receives monthly compensation of $10,000.   In the event of a
change in control which results in certain specified consequences to Mr. Coombs, the Company will be required to pay to Mr. Coombs a severance payment equal to one year's salary.

     On March 30, 1999, the Company contracted with Gary B. Filler to act as Executive Vice President and Chief Financial Officer of the Company. Mr. Filler is paid $8,500 per month under the contract, which is cancelable by either party at any time. In addition, the Company granted to Mr. Filler an option to acquire 100,000 shares of Common Stock at an exercise price of $1.50 per share. See "Option Grants in Last Fiscal Year."


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the employment agreements and change of control arrangements noted above, the Company sold land and a building to Gary B. Godfrey, who was a director of the Company at the time of sale. The property was sold for $192,722 in cash and 58,000 shares of Common Stock. The net gain recognized by the Company on the sale was $124,578.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

PRINCIPAL HOLDERS

     The following table sets forth information as of July 26, 1999 with respect to the beneficial ownership of shares of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, by each director or nominee, by each of the Named Executive Officers and by all directors and officers as a group. Unless otherwise noted, each person named has sole voting and investment power with respect to the shares indicated. The percentages set forth below have been computed based on the number of outstanding securities, excluding treasury shares held by the Company, which was 7,767,312 shares of Common Stock as of July 26, 1999.

                                                                                        BENEFICIAL OWNERSHIP
                                                                                         AS OF JULY 26, 1999
                                                                             -------------------------------------------
               NAME AND ADDRESS OF BENEFICIAL OWNER                             NUMBER OF                  PERCENTAGE
                                                                                 SHARES                     OF CLASS*
------------------------------------------------------------------           --------------              ---------------
Common Stock:

     Gary B. Godfrey..............................................             791,027(1)                      10%
     149 North 835 East
     Lindon, Utah 84042

     Clemons F. Walker............................................             487,000(2)                       6%
     748 Rising Star Drive
     Henderson, Nevada 89014

     Robert K. Bench..............................................             423,558(3)                       5%
     626 East 1820 North
     Orem, Utah 84057

     Brian W. Braithwaite.........................................             397,167                          5%
     808 East Utah Valley Drive
     American Fork, Utah 84003

     Gary B. Filler...............................................             149,000(4)                       2%

     Kieth E. Sorenson............................................             101,500(5)                       1%

     Arthur F. Coombs, III........................................              70,417(6)                       **

     All officers and directors as a group (5 persons)............             399,584(7)                       5%

-------------------
* Beneficial ownership as a percentage of the class for each person holding options, warrants or other rights exercisable within 60 days of July 26, 1999 has been calculated as though shares of Common Stock subject to such options were outstanding, but such shares have not been deemed outstanding for the purpose of calculating the percentage of the class owned by any other person.
**   Represents less than 1% of the outstanding shares of Common Stock.

(1) Shares held by Gary B. Godfrey and Karie Godfrey, Trustees of the Gary B. Godfrey Family Revocable Trust dated July 1, 1993.
(2) Includes 280,900 shares of Common Stock held in the name of the Walker Family Trust, presently exercisable warrants to purchase 50,000 shares of Common Stock held by Mr. Walker and presently exercisable warrants to purchase 50,000 shares of Common Stock held in the name of the Walker Family Trust.
(3) Includes 12,500 shares held by Tara Bench and 10,000 shares held by Taylor Bench, each of whom is a child of Mr. Bench. Mr. Bench disclaims any beneficial ownership of such shares.
(4) Includes 32,000 shares of Common Stock and 10,000 shares of Common Stock subject to presently exercisable warrants held by G.T. Investments, of which Mr. Filler is the sole shareholder, and presently exercisable options to purchase 107,500 shares of Common Stock.
(5) Includes presently exercisable options to purchase 101,500 shares of Common Stock.
(6) Includes presently exercisable options to purchase 70,417 shares of Common Stock.
(7) Includes presently exercisable options to purchase 323,583 shares of Common Stock and presently exercisable warrants to purchase 20,000 shares of Common Stock.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons who beneficially own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Reporting persons are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that no forms other than the following were delinquent or were not filed during the most recent fiscal year or prior years (to the extent not previously disclosed):

     Mr. Kieth E. Sorenson failed to file a Form 3 due on June 10, 1997. Mr. Sorenson filed the delinquent Form 3 with the SEC on July 20, 1999. Mr. Gary B. Filler failed to file a Form 5 due on May 15, 1999. Mr. Filler filed the delinquent Form 5 with the SEC on July 7, 1999. Mr. Walter W. Bergman failed to file a Form 5 due on May 15, 1999. Mr. Bergman filed the delinquent Form 5 with the SEC on July 8, 1999.

     ADOPTION OF THE SENTO CORPORATION 1999 OMNIBUS STOCK INCENTIVE PLAN

     The Board of Directors has adopted and recommends that shareholders of the Company vote to approve the Sento Corporation 1999 Omnibus Stock Incentive Plan (the "Incentive Plan"). The Incentive Plan will, if approved, be substituted in part for the Sento Corporation Stock Incentive Plan, as amended (the "Predecessor Plan"), and, therefore, shares of Common Stock previously authorized for the granting of stock options under the Predecessor Plan but not granted prior to July 15, 1999 will no longer be available under the Predecessor Plan but will, instead, be available under the Incentive Plan. Any stock options previously granted under the Predecessor Plan will remain outstanding pursuant to the terms of the Predecessor Plan. If the Incentive Plan is not approved, the Predecessor Plan will remain in effect in its present form. The terms of the Incentive Plan are summarized below. The following description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text thereof. Capitalized terms used herein will, unless otherwise defined, have the meanings assigned to them in the text of the Incentive Plan.

GENERAL

     The Incentive Plan is intended to promote the interests of the Company and its shareholders by providing directors, officers, employees and others who are expected to contribute to the success of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company, thereby aligning their interests more closely to the interests of the Company's shareholders.

     The Incentive Plan is intended to comply with the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended. In addition, the Plan is intended to provide performance-based compensation so as to be eligible for compliance with Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), which denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly-traded corporation to the following individuals who are employed at the end of the employer's taxable year ("Covered Employees"): the chief executive officer and the four most highly compensated executive officers (other than the chief executive officer), for whom compensation disclosure is required under the proxy rules. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the shareholders in a separate vote prior to the payment. Accordingly, if the Incentive Plan is approved by shareholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, compensation paid to Covered Employees pursuant to the Incentive Plan will not be subject to the deduction limit of Section 162(m).

SUMMARY OF TERMS

     The Incentive Plan authorizes an aggregate of 3,500,000 shares of Common Stock that may be subject to awards, subject to adjustment as described below; however, upon approval of the Incentive Plan, no future options may be granted under the Predecessor Plan and 261,448 shares of Common Stock previously available for stock options under the Predecessor Plan, but not covered by outstanding stock options, will no longer be available under the

Predecessor Plan but will, instead, be available under the Incentive Plan. Accordingly, only an additional 1,000,000 shares of Common Stock would be available for awards under the Incentive Plan in excess of the number of shares currently available under the Predecessor Plan. Such shares may be authorized and unissued shares, treasury shares or shares acquired by the Company for purposes of the Incentive Plan. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award will be available for other awards under the Incentive Plan. In the event that the Compensation Committee of the Board of Directors (the "Committee") determines that any dividend or other distribution, stock split, recapitalization, reorganization, merger or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Incentive Plan, then the Committee will make such equitable changes or adjustments as it deems necessary to the aggregate number of shares available under the Incentive Plan, the number of shares subject to each outstanding award and the exercise price of each outstanding option or stock appreciation right.

     Awards under the Incentive Plan may be made in the form of (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Phantom Stock and (vi) Stock Bonuses. Awards may be granted to such directors, officers, employees and others expected to contribute to the long-term success of the Company and its subsidiaries as the Committee shall, in its discretion, select.

     The Incentive Plan will be administered by the Committee which shall consist of two or more persons each of whom is an "outside director" within the meaning of Section 162(m) and a non-employee director within the meaning of Rule 16b-3. The Committee is authorized, among other things, to construe, interpret and implement the provisions of the Incentive Plan, to select the persons to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the Incentive Plan.

AWARDS UNDER THE PLAN

     STOCK OPTIONS. The Committee will determine each option's expiration date; provided, however, that no incentive stock option may be exercised more than ten years after the date of grant. The purchase price per share payable upon the exercise of an option (the "option exercise price") will be established by the Committee, but may be no less than the Fair Market Value of a share of Common Stock on the date of grant. The option exercise price is payable (i) in cash, by certified check, bank cashier's check or wire transfer, (ii) by delivering instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the full amount of the Purchase Price, (iii) by delivering shares of Common Stock owned by the Participant with appropriate stock powers, (iv) by electing to have the Company retain shares of Common Stock which would otherwise be issued on the exercise of the Option, (v) any combination of the foregoing forms or (vi) by such other payment method as the Committee may prescribe.

     STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Incentive Plan. A stock appreciation right granted independently of any option will be subject to the same vesting rules as described above for options. A stock appreciation right granted in tandem with any stock option will be exercisable only when and to the extent the option to which it relates is exercisable. The grantee of a stock appreciation right has the right to surrender the stock appreciation right and receive from the Company, in cash, an amount equal to the excess of the Fair Market Value of a share of Common Stock over the exercise price of the stock appreciation right for each share of Common Stock in respect of which such stock appreciation right is being exercised.

     RESTRICTED STOCK. The Committee may grant restricted shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Committee shall determine in its discretion. Awards of Restricted Stock granted to Executive Officers of the Company will be contingent on the attainment by the Company or a subsidiary of the Company, if applicable, of one or more pre-established performance goals (the "Performance Goals") established by the Committee. The Performance Goals may be based on the attainment by the Company (and/or its subsidiaries, if applicable) of any one or more of the following criteria: (i) a specified percentage return on total stockholder equity of the Company; (ii) a specified percentage increase in earnings per share from continuing operations of Common Stock; (iii) a specified percentage increase in net income of the Company; and
(iv) a specified percentage increase in profit before taxation of the Company.

     PHANTOM STOCK. The Committee may grant shares of Phantom Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Committee shall determine in its discretion. If the requirements specified by the Committee are met, the grantee of such an award will receive a cash payment equal to the Fair Market Value of the shares covered thereby plus the dividends that would have been paid on such shares had they actually been outstanding following the grant date. Awards of Phantom Stock granted to Executive Officers of the Company will be contingent on the attainment by the Company or a subsidiary of the Company, if applicable, of any one or more of the Performance Goals noted above.

     STOCK BONUS. The Committee may grant bonuses comprised of shares of Common Stock free of restrictions to such persons, in such amounts, as the Committee shall determine in its discretion

     The Board may suspend, discontinue, revise, terminate or amend the Incentive Plan at any time; provided, however, that shareholder approval will be obtained if and to the extent that the Board deems it appropriate to satisfy
Section 162(m).

PLAN BENEFITS

     The Company cannot now determine the exact number of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock and Stock Bonuses to be granted in the future to the Named Executive Officers, to all current executive officers as a group, or to all employees (including executive officers). See "Executive Compensation--Option Grants in Last Fiscal Year" for the number of options granted under the Predecessor Plan to the Named Executive Officers during the year ended March 31, 1999. During the year ended March 31, 1999, options to purchase 230,000 shares of Common Stock were granted to all current executive officers of the Company as a group. In addition, during the period between April 1, 1999 and July 30, 1999, options to purchase 750,000 shares of Common Stock were granted to all current executive officers of the Company as a group.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a brief summary of the principal United States Federal income tax consequences relating to awards under the Incentive Plan. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations promulgated thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to shareholders described herein. Shareholders should be aware that this discussion does not deal with all United States Federal income tax considerations that may be relevant to an individual shareholder granted awards pursuant to the Incentive Plan. ACCORDINGLY, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES RELATING TO AWARDS UNDER THE INCENTIVE PLAN.

     NON-QUALIFIED STOCK OPTIONS. Generally, an optionee will not recognize any taxable income upon the grant of a Non-Qualified Stock Option. The Company will not be entitled to a tax deduction with respect to the grant of a Non-Qualified Stock Option. Upon exercise of a Non-Qualified Stock Option, the excess of the Fair Market Value of the Common Stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee's tax basis for the Common Stock received pursuant to the exercise of a Non-Qualified Stock Option will equal the sum of the compensation income recognized and the exercise price.

     In the event of a sale of Common Stock received upon the exercise of a Non-Qualified Stock Option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Common Stock is more than one year.

     INCENTIVE STOCK OPTIONS. An optionee will not recognize any taxable income at the time of grant or timely exercise of an Incentive Stock Option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an Incentive Stock Option may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the optionee subsequently engages in a "disqualifying disposition," as described below.

     A sale or exchange by an optionee of shares acquired upon the exercise of an Incentive Stock Option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the Incentive Stock Option will result in any difference between the net sale proceeds and the exercise price being treated a long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the Incentive Stock Option or within one year from the date of transfer of the Incentive Stock Option shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (i) the lesser of (a) the Fair Market Value of the shares at the time of exercise of the Incentive Stock Option and
(b) the amount realized on such disqualifying disposition of the shares over
(ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable reporting requirements, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain generally will qualify as capital gain and will not result in any deduction by the Company.

     RESTRICTED STOCK. A grantee will not recognize any income upon the receipt of Restricted Stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the Fair Market Value of the Restricted Stock at the time of receipt. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the Restricted Stock are subject are removed, in an amount equal to the Fair Market Value of such shares on such date, less any amount paid for the shares. At that time the holder will recognize ordinary income, subject to applicable reporting and withholding requirements, and the Company generally will be entitled to a deduction in the same amount.

     Generally, upon a sale or other disposition of Restricted Stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

     OTHER AWARDS. The grant of a Stock Appreciation Right or Phantom Stock award will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right or award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, subject to applicable reporting and withholding requirements, and the Company generally will be entitled to a tax deduction in the same amount. A Stock Bonus generally will result in compensation income for the grantee and a tax deduction for the Company, equal to the Fair Market Value of the shares of Common Stock granted.

     Inasmuch as awards under the Incentive Plan will be granted at the sole discretion of the Committee and that performance goal criteria may vary from year to year and from Participant to Participant, benefits under the Incentive Plan are not determinable. Compensation paid and other benefits granted for the fiscal year ended March 31, 1999 are set forth above in the section entitled "Executive Compensation" commencing on page 5.

                             SELECTION OF AUDITOR

     KPMG LLP ("KPMG") served as the independent certified public accountants of the Company for the fiscal year ended March 31, 1999. The Board of Directors has not yet selected a certified public accounting firm to serve as the Company's independent certified public accountants for the fiscal year ending March 31, 2000 and intends to solicit bids from several independent accounting firms including KPMG. The Board of Directors has extended to KPMG an invitation to attend the Annual Meeting. If representatives of KPMG are present at the Annual Meeting, they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any further business should properly come before the meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

                          PROPOSALS OF SHAREHOLDERS

     In order to be included in the proxy statement and form of proxy relating to the Company's annual meeting of shareholders to be held in 2000, proposals which shareholders intend to present at such annual meeting must be received by the corporate secretary of the Company, at the Company's executive offices, 808 East Utah Valley Drive, American Fork, Utah 84003, no later than May 26, 2000.

                                ADDITIONAL INFORMATION

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON FROM WHOM A PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1999, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO (AS WELL AS EXHIBITS THERETO, IF SPECIFICALLY REQUESTED), REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO STANLEY J. CUTLER, CORPORATE SECRETARY AND CONTROLLER OF THE COMPANY, AT 808 EAST UTAH VALLEY DRIVE, AMERICAN FORK, UTAH 84003.

                                    PROXY
                              SENTO CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gary B. Filler and Stanley J. Cutler, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of Sento Corporation, a Utah corporation (the "Company"), held of record by the undersigned on August 10, 1999 at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 808 East Utah Valley Drive, American Fork, Utah 84003, on September 23, 1999, at 10:00 a.m., local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS, each to serve until the next annual meeting of shareholders of the Company and until their respective successors shall have been duly elected and shall qualify.
     / /   FOR all nominees listed below (except as marked to the contrary).
     / /   WITHOUT AUTHORITY to vote for all nominees listed below.
    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)
        KIETH E. SORENSON          ARTHUR F. COOMBS, III         GARY B. FILLER

2.   PROPOSAL TO ADOPT the Sento Corporation 1999 Omnibus Stock Incentive Plan
     / /   FOR       / /   AGAINST       / /   ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
                                                                     (continued)






     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE AND FOR THE PROPOSAL TO ADOPT THE SENTO CORPORATION 1999 OMNIBUS STOCK INCENTIVE PLAN.

     Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.


DATED:                                  ,  1999
       ---------------------------------          ------------------------------
                                                  Signature


                                                  ------------------------------
                                                  Signature if held jointly


     (Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)